Exhibit 10.11

Wanliu Yicheng Mansion Office Building Lease Contract

Lessor (Party A): Nie Hongxin

Lessee (Party B): Beijing Libeier Biology Engineering Research Institute Co., Ltd.

In accordance with the Beijing Property Lease Regulations and its implementing rules, Party A and Party B, upon mutual consultation, enter into this Contract:

Article 1: Party A shall let the property located at Room 804B, Tower C1, Wanliu Yicheng Mansion, Haidian District, Beijing to Party B with a gross floor area of 146.86 square meters. Party A shall provide Party B with the lawful and truthful real property title certificate.

Article 2: The term of lease for the property taken by Party B is one year, from January 1, 2010 to September 31, 2010. Any extension of the term less than one month shall be regarded as one month. Party B shall pay a monthly rent of RMB18,000 (Eighteen Thousand Yuan Only) to Party A and Party B shall also bear the taxes, property management fees, water and electricity bills, heating bills, telephone bills and parking fees for the leased property.

Article 3: Method of payment: monthly basis. The monthly rent shall be paid one month in advance. Party A shall issue an invoice for the lease of the property.

Article 4: The rent for the next month shall be paid before the 10th of every month. If Party B becomes delinquent in the payment of the rent, Party B shall pay a late fee equal to 0.2% of the monthly rent for everyday in delay. Party A shall issue a receipt to Party B for settlement of any fees paid.

Article 5: The property Party A let to Party B is for office use only and Party A ensures that the property is in compliance with the provisions of the State with respect to fire safety. Party B shall not change the purpose of the property or sublet the property to any other third party without approval.

Article 6: Party B ensures that its conduct during the lease of the property is in compliance with the provisions of the laws and regulations of the State.

Article 7: Party A shall ensure the safety of the property and the inside facilities. Party B shall properly use and take care of the facilities inside the property to avoid abnormal damages. Upon the termination of this Contract, Party B shall return the property in a timely manner and ensure that both the property and the inside facilities are intact (except for natural wear and tear).

Article 8: If the property or the inside facilities incur any safety failure during Party B’s use of the leased property, Party B shall promptly inform Party A thereof and concurrently inform the property management company to immediately take effective measures at the expenses of Party A (deducted from the rent).

Article 9: During the term of this Contract, Party A shall not reconstruct, expand or repair the leased property without approval.

Article 10: During the term of this Contract, upon the occurrence of either of the following circumstances, this Contract shall be dissolved automatically: (1) a force majeure event or an accident, which renders it impossible to perform this Contract; (2) if either Party A or Party B intends to dissolve this Contract, it shall inform the other of its intention three months in advance.

Article 11: Party A shall have the right to dissolve this Contract in the event that any of the following circumstances occurs and Party B shall indemnify Party A against any losses incurred therefrom:

(1) Party B changes the purpose of the leased property without the consent of Party A and the approval of relevant department.

(2) The property or any equipment is seriously damaged due to Party B’s violation of the provisions of this Contract with respect to the use of the property and the facilities.

Article 12: Party B shall have the right to dissolve this Contract in the event that any of the following circumstances occurs and Party A shall indemnify Party B against any losses incurred therefrom:

(1) Party B is unable to use the property due to Party A’s failure to assume its repair responsibility or pay the repair fees.

Article 13: Upon the termination of this Contract, Party B shall move out of the leased property and return the key to Party A within five days from the termination of this Contract.

Article 14: If Party B needs to continue its lease of the property upon the expiration of the term of this Contract, it shall apply for an extension to Party A one month before the expiration date of the term of this Contract. Party B shall have a right of priority to lease the property under the same conditions if Party A intends to let the property.

Article 15: This Contract shall take effect as of the date of execution of this Contract. Anything uncovered hereunder may be otherwise agreed to between the parties in a supplementary agreement.

Party B: Zhang Jin Ma Ming /signature/ /s/ Zhang Jin Ma Ming (affixed with official seal)

Date of Execution: January 1, 2010

Party A: Nie Honxin /signature/ /s/ Nie Honxin

Date of Execution: January 1, 2010

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